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                                                                     EXHIBIT 5.1

                                 JONES, WALKER,
                              WAECHTER, POITEVENT,
                           CARRERE & DENEGRE, L.L.P.



                               September 18, 1997



UNIFAB International, Inc.
5007 Port Road
New Iberia, Louisiana  70562

Gentlemen:

       We have acted as your counsel in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission on the date hereof pursuant to Rule 462(b), of up to $6,474,500 of shares of Common Stock, $0.01 par value per share (the "Shares") of the Company. In so acting, we have examined original, or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

       Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be legally issued and outstanding, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ JONES, WALKER, WAECHTER, POITEVENT
                                            CARRERE & DENEGRE, L.L.P.

                                        JONES, WALKER, WAECHTER, POITEVENT
                                        CARRERE & DENEGRE, L.L.P.